- Subject to FRE 408 and Local Law Equivalents - - Prepared at the Request of Counsel - - For Discussion Purposes Only - Overview of Second Lien Proposal March 31, 2019

- Subject to FRE 408 and Local Law Equivalents - - Prepared at the Request of Counsel - - For Discussion Purposes Only - Important Information These materials were prepared by Miller Buckfire & Co., LLC & Stifel Financial (collectively, the “Firm”) on March 31, 2019 for confidential use only and may not be used or relied upon or further distributed for any purpose except as agreed in writing by the Firm. These materials are based on publically available information. The Firm assumes no responsibility to investigate or verify such information and has relied on the completeness and accuracy of such information. To the extent such information includes estimates and forecasts of future financial performance or other future developments, the Firm has assumed that such estimates and forecasts are reasonable. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials are necessarily based upon information available to the Firm, including financial, bond market, legal, economic, policy and other conditions and circumstances existing and disclosed to the Firm as of the date hereof, all of which are subject to change. These materials speak as of the date of their preparation, except as otherwise noted. The Firm does not have any obligation to update, bring- down, review or reaffirm these materials. Under no circumstances should the delivery of these materials imply that any information or analyses included would be the same if made as of any other date. Any valuation, projection or other estimate contained herein is only an approximation, subject to uncertainties and contingencies, all of which are difficult to predict and beyond the control of the Firm, and thus nothing herein is intended to be, and should not be construed in any respect as, a statement or guaranty of value. These materials must be considered in their totality. The Firm is not acting in any capacity as a fiduciary of any party. These materials are not intended to provide a basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials are not an offer or solicitation to trade any securities and are not a commitment by anybody to provide or arrange any financing or trade in any related security. These materials may not reflect information known to other professionals of the Firm and its affiliates. The Firm and its affiliates provide no legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by the Firm or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. All persons should seek legal, accounting and tax advice based on their particular circumstances from independent advisors regarding the effect on them of anything described herein. The Firm or its personnel may make statements or provide advice thatiscontrarytotheinformationcontainedinthese materials. 1

- Subject to FRE 408 and Local Law Equivalents - - Prepared at the Request of Counsel - - For Discussion Purposes Only - Overview of Second Lien Proposal Key Issues 2L Proposal (3/31/2019) • RBL up to $65 million at [L + 300 – 400] • Exit Term Loan A of $65 million at L + 400 Debt Rate and Size • $285 million Exit Term Loan B at L + 750 • All debt is pre-payable at par • Preferred A: L+750 (declines by 50bps/yr) Preferred Equity PIK • Preferred B: L+850 (declines by 50bps/yr) Interest Rate • Preferred C: L+950 (declines by 50bps/yr) • Second Lien holders to receive warrants or CVRs for 5% of the reorganized common equity after Warrants / Common distributions have been made to all tranches of preferred equity Equity Distribution • Mutually agreed upon go-forward business plan re: maximization of free cash flow generation and use of proceeds from asset sales Business Plan • No dilution to preferred holders from management incentive plan • Mechanisms to ensure post-reorganized Company pursues business plan TBD • Second Lien board member selection or participation in selection process TBD Governance • Controlling equity ownership will remain stapled to Exit Term Loan A and Exit Term Loan B to ensure governance and business plan continuity • Second Lien ad hoc group will receive adequate protection in the form of professional fees and expenses Adequate Protection • Reasonable and documented legal fees, not to include any litigation or actions inconsistent with the negotiated transaction 2